                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

                               MedCath Corporation

                                       and

                             MedCath Holdings Corp.

                                       and

                   the guarantors listed on Schedule B hereto

                    $150 Million 9 7/8% Senior Notes due 2012

                               Purchase Agreement

                               dated June 29, 2004

                         Banc of America Securities LLC

                          Wachovia Capital Markets, LLC

                          Citigroup Global Markets Inc.

                           J.P. Morgan Securities Inc.

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----
SECTION 1.  REPRESENTATIONS AND WARRANTIES........................................................     3
   (a)   No Registration Required.................................................................     3
   (b)   No Integration of Offerings or General Solicitation......................................     3
   (c)   Eligibility for Resale under Rule 144A...................................................     3
   (d)   The Offering Memorandum..................................................................     4
   (e)   Incorporated Documents...................................................................     4
   (f)   The Purchase Agreement...................................................................     4
   (g)   The Registration Rights Agreement........................................................     4
   (h)   The DTC Agreement........................................................................     4
   (i)   Authorization of the Securities and the Exchange Securities..............................     5
   (j)   Authorization of the Indenture...........................................................     5
   (k)   Description of the Securities and the Indenture..........................................     6
   (l)   No Material Adverse Change...............................................................     6
   (m)   Independent Accountants..................................................................     6
   (n)   Preparation of the Financial Statements..................................................     6
   (o)   Compliance with Sarbanes-Oxley Act of 2002...............................................     6
   (p)   Incorporation and Good Standing of the Company and its Subsidiaries......................     7
   (q)   Capitalization and Other Capital Stock Matters...........................................     7
   (r)   Non-Contravention of Existing Instruments; No Further Authorizations or Approvals
         Required.................................................................................     7
   (s)   No Material Actions or Proceedings.......................................................     8
   (t)   Intellectual Property Rights.............................................................     9
   (u)   All Necessary Permits, etc...............................................................     9
   (v)   Title to Properties......................................................................     9
   (w)   Tax Law Compliance.......................................................................    10
   (x)   Company Not an "Investment Company"......................................................    10
   (y)   Insurance................................................................................    10
   (z)   No Price Stabilization or Manipulation...................................................    10
   (aa)  Solvency.................................................................................    11
   (bb)  No Unlawful Contributions or Other Payments..............................................    11
   (cc)  Company's Accounting System..............................................................    11
   (dd)  Compliance with Environmental Laws.......................................................    11
   (ee)  Periodic Review of Costs of Environmental Compliance.....................................    12
   (ff)  New Senior Secured Credit Facility.......................................................    12
   (gg)  ERISA Compliance.........................................................................    12
   (hh)  Regulations..............................................................................    13
   (ii)  Temporary Global Security................................................................    13
   (jj)  Compliance with Laws.....................................................................    13
SECTION 2.  PURCHASE, SALE AND DELIVERY OF THE SECURITIES.........................................    15
   (a)   The Securities...........................................................................    15
   (b)   The Closing Date.........................................................................    15
   (c)   Delivery of the Securities...............................................................    15
   (d)   Delivery of Offering Memorandum to the Initial Purchasers................................    15
   (e)   Initial Purchasers as Qualified Institutional Buyers.....................................    16
SECTION 3.  ADDITIONAL COVENANTS..................................................................    16
   (a)   Initial Purchasers' Review of Proposed Amendments and Supplements........................    16
   (b)   Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters...    16
   (c)   Copies of the Offering Memorandum........................................................    17
   (d)   Blue Sky Compliance......................................................................    17
   (e)   Use of Proceeds..........................................................................    17
   (f)   No Reportable Transaction................................................................    17
   (g)   The Depositary...........................................................................    18
   (h)   Additional Issuer Information............................................................    18

                                                                                                     PAGE
                                                                                                     ----
   (i)   Future Reports to the Initial Purchasers.................................................    18
   (j)   No Integration...........................................................................    18
   (k)   Legended Securities......................................................................    18
   (l)   PORTAL...................................................................................    18
   (m)   Future Agreement Not to Offer or Sell Additional Securities..............................    19
   (n)   Rating of Securities.....................................................................    19
SECTION 4.  PAYMENT OF EXPENSES...................................................................    19
SECTION 5.  CONDITIONS OF THE OBLIGATIONS OF THE INITIAL PURCHASERS...............................    20
   (a)   Accountants' Comfort Letter..............................................................    20
   (b)   No Material Adverse Change or Ratings Agency Change......................................    20
   (c)   Opinions of Counsel for the Company and the Guarantors...................................    20
   (d)   Opinion of Counsel for the Initial Purchasers............................................    21
   (e)   Officers' and Managers' Certificates.....................................................    21
   (f)   Bring-down Comfort Letter................................................................    21
   (g)   PORTAL Listing...........................................................................    21
   (h)   Registration Rights Agreement............................................................    22
   (i)   Concurrent Transactions..................................................................    22
   (j)   Additional Documents.....................................................................    22
SECTION 6.  REIMBURSEMENT OF INITIAL PURCHASERS' EXPENSES.........................................    22
SECTION 7.  OFFER, SALE AND RESALE PROCEDURES.....................................................    22
SECTION 8.  INDEMNIFICATION.......................................................................    23
   (a)   Indemnification of the Initial Purchasers................................................    23
   (b)   Indemnification of the Company, its Directors and Officers...............................    24
   (c)   Notifications and Other Indemnification Procedures.......................................    25
   (d)   Settlements..............................................................................    25
SECTION 9.  CONTRIBUTION..........................................................................    26
SECTION 10.  TERMINATION OF THIS AGREEMENT........................................................    27
SECTION 11.  REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY..................................    27
SECTION 12.  NOTICES..............................................................................    28
SECTION 13.  SUCCESSORS...........................................................................    28
SECTION 14.  PARTIAL UNENFORCEABILITY.............................................................    29
SECTION 15.  GOVERNING LAW PROVISIONS.............................................................    29
         (a)      Governing Law...................................................................    29
         (b)      Consent to Jurisdiction.........................................................    29
SECTION 16.  DEFAULT OF ONE OR MORE OF THE SEVERAL INITIAL PURCHASERS.............................    29
SECTION 17.  GENERAL PROVISIONS...................................................................    30

SCHEDULES, EXHIBITS AND ANNEX

   SCHEDULE A   -    Initial Purchasers

   SCHEDULE B   -    List of Guarantors

   SCHEDULE C   -    List of Subsidiaries

   EXHIBIT A    -    Form of Opinion of Moore & Van Allen, PLLC Regarding the
                     Company and the Parent

   EXHIBIT B    -    Form of Opinion of Moore & Van Allen, PLLC Regarding
                     Guarantors Organized under the Laws of North Carolina and
                     Delaware

   EXHIBIT C    -    Form of Opinion of Snell & Wilmer LLP Regarding Guarantors
                     Organized under the Laws of Arizona

   EXHIBIT D    -    Form of Opinion of Vice President and General Counsel

   EXHIBIT E    -    Form of Opinion of Special New York counsel to the Company and the Guarantors

   EXHIBIT F    -    Form of Opinion of Company's Special Regulatory Counsel

   EXHIBIT G    -    Form of Registration Rights Agreement

   ANNEX I      -    Resale Procedures

                               PURCHASE AGREEMENT

                                                                    June 29 2004

Banc of America Securities LLC
Wachovia Capital Markets, LLC
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
   As Initial Purchasers
c/o BANC OF AMERICA SECURITIES LLC
9 West 57th Street
New York, NY 10019

Ladies and Gentlemen:

            Introductory. MedCath Holdings Corp., a Delaware corporation (the "Company"), proposes to issue and sell to the several Initial Purchasers named in Schedule A (the "Initial Purchasers"), acting severally and not jointly, the respective amounts set forth in such Schedule A of $150 million aggregate principal amount of the Company's 9 7/8% Senior Notes due 2012 (the "Notes"). Banc of America Securities LLC, Wachovia Capital Markets, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. have agreed to act as the several Initial Purchasers in connection with the offering and sale of the Notes.

            The Notes will be issued pursuant to an indenture dated as of July 7, 2004 (the "Indenture"), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "Trustee"). Notes issued on book-entry form will be issued in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary") pursuant to a DTC letter agreement, to be dated as of the Closing Date (as defined in Section 2 hereof) (the "DTC Agreement"), among the Company, the Trustee and the Depositary.

            The holders of the Notes will be entitled to the benefits of a registration rights agreement, dated as of July 7, 2004 (the "Registration Rights Agreement"), among the Company, the Guarantors and the Initial Purchasers, substantially in the form of Exhibit G attached hereto pursuant to which the Company and the Guarantors will agree to file a registration statement with the Securities and Exchange Commission (the "Commission") relating to another series of debt securities of the Company with terms substantially identical to the Notes (the "Exchange Notes") under the Securities Act of 1933, as amended (the "Securities Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

            The payment of principal, of premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior basis, joint and severally, by MedCath Corporation (the "Parent"), the direct parent company of the Company, and by all of the Company's existing and future substantially wholly owned domestic subsidiaries (collectively, the "Guarantors"), pursuant to their guarantees (the "Guarantees"). Each of the Guarantors as of the date of this Agreement is listed in Schedule B attached hereto. The Notes and the Guarantees attached thereto are herein collectively referred to as the "Securities"; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the "Exchange Securities".

            The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum (as defined below) and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the "Subsequent Purchasers") at any time after the date of this Agreement. The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom. The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A ("Rule 144A") or Regulation S ("Regulation S") under the Securities Act thereunder.

            The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum dated June 17, 2004 (the "Preliminary Offering Memorandum"), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum, dated June 29, 2004 describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities. As used herein, the "Offering Memorandum" shall mean, with respect to any date or time referred to in this Agreement, the Company's Offering Memorandum, dated June 29, 2004, including amendments or supplements thereto and any exhibits thereto and the Incorporated Documents (as defined by Section 1 below), in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities. Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as defined in Section 3) furnished by the Company to each Initial Purchaser prior to the completion of the distribution of the Securities by the Initial Purchasers.

            All references in this Agreement to financial statements and schedules and other information which is "contained", "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (as amended, the "Exchange Act", which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) which is incorporated or deemed to be incorporated by reference in the Offering Memorandum.

            As described in the Offering Memorandum, the net proceeds from the offering of the Notes will be used, together with borrowings under the New Senior Secured Credit Facility (as defined in Section 1(ff) hereof) and cash on hand, to repay outstanding indebtedness and to pay related fees and expenses.

            The Company and the Guarantors hereby confirm their agreement with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties.

            The Company, and each of the Guarantors, jointly and severally, hereby represent, warrant and covenant to each Initial Purchaser as follows:

      (a)   No Registration Required.

            Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the registration statement registering the Exchange Securities is declared effective by the Commission, to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

      (b)   No Integration of Offerings or General Solicitation.

            Neither the Company nor any Guarantor has, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.

            None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501 under the Securities Act (each, an "Affiliate"), or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

            With respect to those Securities sold in reliance upon Regulation S:
      (i) none of the Company, the Guarantors, their respective Affiliates, or any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S; and (ii) each of the Company, the Guarantors, and their respective Affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom neither the Company nor any Guarantor makes any representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

      (c)   Eligibility for Resale under Rule 144A.

            The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

      (d)   The Offering Memorandum.

            The Offering Memorandum does not and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser expressly for use in the Offering Memorandum.

            Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A. Neither the Company nor any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers' distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than a preliminary Offering Memorandum or the Offering Memorandum.

      (e)   Incorporated Documents.

            The Offering Memorandum as delivered from time to time shall incorporate by reference the sections entitled "Securities Ownership of Certain Beneficial Owners and Management," "Executive Compensation" and "Certain Transactions" in the Parent's definitive proxy statement on
      Schedule 14A filed with the Commission on January 28, 2004. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the "Incorporated Documents") complied and will comply in all material respects with the requirements of the Exchange Act.

      (f)   The Purchase Agreement.

            This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles thereunder.

      (g)   The Registration Rights Agreement.

            At the Closing Date, the Registration Rights Agreement will be duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company and each Guarantor, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

      (h)   The DTC Agreement.

            At the Closing Date, the DTC Agreement will have been duly authorized, executed and delivered by, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) will be a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (i)   Authorization of the Securities and the Exchange Securities.

            (i) The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding agreements of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture; (ii) the Exchange Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer (as defined in the Registration Rights Agreement), will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture; and (iii) the Guarantees of the Notes and the Exchange Notes will, on the Closing Date, be in the respective forms contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture (x) when the Notes have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees of the Notes will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, and (y) when the Exchange Notes have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Guarantees of the Exchange Notes will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except in each of (x) and (y) above, as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

      (j)   Authorization of the Indenture.

            The Indenture has been duly authorized by the Company and each Guarantor and, at the Closing Date, will have been duly executed and delivered by the Company and each Guarantor and will constitute a valid and binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (k)   Description of the Securities and the Indenture.

            The Notes, the Guarantees of the Notes, the Exchange Notes, the Guarantees of the Exchange Notes and the Indenture conform or will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

      (l)   No Material Adverse Change.

            Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering
      Memorandum: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

      (m)   Independent Accountants.

            Deloitte & Touche LLP (the "Independent Accountants"), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules included in the Offering Memorandum are independent public or certified public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act.

      (n)   Preparation of the Financial Statements.

            The financial statements, together with the related schedules and notes, included in the Offering Memorandum present fairly the consolidated financial position of the Parent and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Offering Memorandum under the captions "Offering Memorandum Summary - Summary Consolidated Financial and Other Data" and "Selected Consolidated Financial and Other Data" fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.

      (o)   Compliance with Sarbanes-Oxley Act of 2002.

            The Company and its officers and directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that, with respect to the Company, are effective as of the date hereof.

      (p)   Incorporation and Good Standing of the Company and its Subsidiaries.

            Each of the Parent, the Company and its subsidiaries has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or other organization in good standing under the laws of the jurisdiction of its incorporation, formation or organization and has corporate, limited liability company or other organization power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and, in the case of the Company and the Guarantors, to enter into and perform their respective obligations under each of this Agreement, the Registration Rights Agreement, the Guarantees, the DTC Agreement (in the case of the Company only), the Securities, the Exchange Securities, the New Senior Secured Credit Facility (as defined in Section 1(ff) hereof) and the Indenture. Each of the Parent, the Company and each subsidiary is duly qualified as a foreign corporation, limited liability company or other organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as otherwise disclosed in the Offering Memorandum, all of the issued and outstanding capital stock or membership interests of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, and the capital stock or membership interests of each subsidiary held directly or indirectly by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Parent does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule C hereto.

      (q)   Capitalization and Other Capital Stock Matters.

            At March 31, 2004, on a consolidated basis, after giving pro forma effect to (i) the issuance and sale of the Securities pursuant hereto,
      (ii) entry into the New Senior Secured Credit Facility and (iii) the application of the net proceeds from the sale of the Securities in the manner described under the caption "Use of Proceeds" in the Offering Memorandum, the Company would have an authorized and outstanding capitalization as set forth under the "As Adjusted" column of the table in the Offering Memorandum under the caption "Capitalization".

      (r) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.

            None of the Parent, the Company or any of its subsidiaries is in violation of its charter, by-laws or comparable organizational documents, or is in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent, the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Parent, the Company or any of its subsidiaries is subject (each, an "Existing Instrument"), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.

            On the Closing Date neither the Company nor any Guarantor will be in default under the Registration Rights Agreement, the DTC Agreement (in the case of the Company only), the Indenture or the New Senior Secured Credit Facility.

            The Company's and each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only), the New Senior Secured Credit Facility and the Indenture and any other agreements or documents relating to any of the foregoing, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum: (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, by-laws or comparable organizational documents of the Parent, the Company or any subsidiary of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent, the Company or any subsidiary (including, without limitation, the laws and regulations set forth in Section 1(jj) hereof). No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company's or each Guarantor's execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Agreement (in the case of the Company only), the New Senior Secured Credit Facility or the Indenture and any other agreements or documents relating to any of the foregoing, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum, except such as have been obtained or made by the Company or the Guarantors and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company's or each Guarantor's obligations under the Registration Rights Agreement, and subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof. As used herein, a "Debt Repayment Triggering Event" means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

      (s)   No Material Actions or Proceedings.

            Except as otherwise disclosed in the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's and each Guarantor's knowledge; (i) threatened against or affecting the Parent, the Company or any of its subsidiaries; or (ii) which have as the subject thereof any property owned or leased by, the Parent, the Company or any of its subsidiaries, where in any such case it is reasonably expected that such action, suit or proceeding might be determined adversely to the Parent, the Company or such subsidiary and any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement and by the Offering Memorandum in the "Use of Proceeds" section. No labor dispute with the employees of the Parent, the Company or any of its subsidiaries, or to the best of the Company's knowledge without having made any inquiry or investigation, with the employees of any principal supplier of the Parent, the Company or any of its subsidiaries that may reasonably be expected to result in a Material Adverse Change, exists or, to the best of the Company's and each Guarantor's knowledge, is threatened or imminent.

      (t)   Intellectual Property Rights.

            Except as would not, individually, or in the aggregate result in a Material Adverse Change, the Parent, the Company and each of its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, "Intellectual Property Rights") reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. None of the Parent, the Company or any of its subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Change.

      (u)   All Necessary Permits, etc.

            The Parent, the Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary for and material to the conduct of their respective businesses (including, without limitation, under the laws and regulations set forth in Section 1(jj) hereof), and none of the Parent, the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

      (v)   Title to Properties.

            The Parent, the Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) above (or elsewhere in the Offering Memorandum) that are material to the ordinary conduct of the business of each of the Parent, the Company and such subsidiaries, in each case, except as otherwise disclosed in the Offering Memorandum, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not affect the value of such property, do not interfere with the use made or proposed to be made of such property by the Parent, the Company or such subsidiary, and would not otherwise, individually, or in the aggregate, result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Parent, the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as do not interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Parent, the Company or such subsidiary and would not otherwise, individually, or in the aggregate, result in a Material Adverse Change.

      (w)   Tax Law Compliance.

            (i) The Parent, the Company and its subsidiaries have each filed (taking into account extensions granted by applicable taxing authority) all necessary federal, state and foreign income and franchise tax returns and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings.

            (ii) The Parent, the Company and each of its subsidiaries have made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Parent, the Company or any of its subsidiaries has not been finally determined.

            (iii) None of the Parent, the Company or its subsidiaries intends to treat the Securities and the transactions related thereto, including the application of the proceeds therefrom, as a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6001-4).

      (x)   Company Not an "Investment Company".

            The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and after receipt of payment for the Securities will not be, an "investment company" within the meaning of Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

      (y)   Insurance.

            Except as otherwise disclosed in the Offering Memorandum, each of the Parent, the Company and its subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Parent, the Company and its subsidiaries against theft, damage, destruction, acts of vandalism, floods and earthquakes. The Company has no reason to believe that (i) the Parent, it or any of its subsidiaries will not be able to renew its existing insurance coverage as and when such policies expire; or
      (ii) the Parent, it or any of its subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

      (z)   No Price Stabilization or Manipulation.

            Neither the Company nor any Guarantor has taken nor will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

      (aa)  Solvency.

            The Company and each Guarantor is, and after giving effect to (i) the sale of the Securities and application of the proceeds therefrom; and
      (ii) any borrowings under the New Senior Secured Credit Facility, will be, Solvent. As used herein, the term `Solvent" means, with respect to the Company and each Guarantor on a particular date, that on such date: (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and mature; (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature; and (iv) it does not have unreasonably small capital to carry on its business as conducted and as proposed to be conducted.

      (bb)  No Unlawful Contributions or Other Payments.

            None of the Parent, the Company or any of its subsidiaries nor, to the best of the Company's or any Guarantor's knowledge, any employee or agent of the Parent, the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading in any material respect.

      (cc)  Company's Accounting System.

            Each of the Parent and the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

      (dd)  Compliance with Environmental Laws.

            Except as would not, individually or in the aggregate, result in a Material Adverse Change, (i) none of the Parent, the Company or any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, "Materials of Environmental Concern"), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "Environmental Laws"), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Parent, the Company or its subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Parent, the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Parent, the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys' fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Parent, the Company or any of its subsidiaries, now or in the past (collectively, "Environmental Claims"), pending or, to the best of the Company's or any Guarantor's knowledge, threatened against the Parent, the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Parent, the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company's or any Guarantor's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Parent, the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law.

      (ee)  Periodic Review of Costs of Environmental Compliance.

            In the ordinary course of its business, the Company and/or the Parent conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Change.

      (ff)  New Senior Secured Credit Facility.

            The New Senior Secured Credit Facility (as defined in the Offering Memorandum) has been duly and validly authorized by the Company and each of the guarantors thereunder and, when duly executed and delivered by the Company and each of the guarantors thereunder, will be the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

      (gg)  ERISA Compliance.

            The Parent, the Company and its subsidiaries and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Parent, the Company, its subsidiaries or their "ERISA Affiliates" (as defined below) are in compliance in all material respects with ERISA. "ERISA Affiliate" means, with respect to the Parent, the Company or a subsidiary, any member of any group of organizations described in Section 414, of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code") of which the Parent, the Company or such subsidiary is a member. No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates. No "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under ERISA). None of the Parent, the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur (i) any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "employee benefit plan"; or (ii) any liability under Sections 412, 4971 or 4975 of the Code; or (iii) any material liability under Section 490B of the Code. Each "employee benefit plan" established or maintained by the Parent, the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

      (hh)  Regulations.

            The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902 of the Securities Act.

      (ii)  Temporary Global Security.

            The Securities sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

      (jj)  Compliance with Laws.

            (i) Each of the Parent, the Company and its subsidiaries is in compliance in all material respects with all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

            (ii) Each of the Parent, the Company and its subsidiaries possesses such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, "Licenses") issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as now being conducted and as described in the Offering Memorandum (including, without limitation, Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Parent, the Company and its subsidiaries and (ii) with respect to those facilities operated by the Parent, the Company and its subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Licenses or to make such declarations and filings would not, individually or in the aggregate, result in a Material Adverse Change; the Parent, the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Change; all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not result in a Material Adverse Change; and none of the Parent, the Company, or its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change. All of the hospitals and other facilities operated by the Parent, the Company and its subsidiaries are "providers of services" as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs.

            (iii) None of the Parent, the Company, or its subsidiaries has engaged in, nor, to the knowledge of the Parent, the Company, or its subsidiaries, have any officers, directors, stockholders or employees of the Parent, the Company, or its subsidiaries (during the course of their employment or agency) or the hospitals or other facilities operated by the Parent, the Company, or its subsidiaries engaged in, any activities that are prohibited by (1) any federal, state or local statute, rule, or regulation applicable to individuals or entities operating in the healthcare industry, and (2) other statutes, rules, or regulations governing federal or state government healthcare programs, except for any such activities which are specifically described in the Offering Memorandum or which would not, individually or in the aggregate, result in a Material Adverse Change. Further, none of the Parent, the Company, or its subsidiaries nor, to their knowledge, any of their officers, directors, stockholders or employees, or the hospitals or other facilities operated by them, is excluded, suspended, debarred or otherwise prohibited from participating in any federal, state or other government healthcare, procurement, or non-procurement program or activity.

            (iv) To the knowledge of the Parent, the Company, or its subsidiaries, none of the hospitals or other facilities operated by either the Parent, the Company, or its subsidiaries has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to file would not, individually or in the aggregate, result in a Material Adverse Change. All such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, individually or in the aggregate, result in a Material Adverse Change.

            Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant hereto shall be deemed to be a representation and warranty by the Company or such Guarantor to the Initial Purchasers as to the matters set forth therein.

SECTION 2.  Purchase, Sale and Delivery of the Securities.

      (a)   The Securities.

            The Company agrees to issue and sell to the Initial Purchasers, severally and not jointly, all of the Securities upon the terms set forth herein. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities set forth opposite its name in Schedule A, at a purchase price of 97.00% of the principal amount thereof, payable on the Closing Date.

      (b)   The Closing Date.

            Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Moore & Van Allen PLLC, 100 N. Tryon, Suite 4700, Charlotte, NC 28202 (or such other place as may be agreed to by the Company and the Initial Purchasers) at 9:00 a.m. New York City time, on July 7, 2004 or such other time and date as the Initial Purchasers shall designate by notice to the Company (the time and date of such closing are called the "Closing Date"). The Company hereby acknowledges that circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

      (c)   Delivery of the Securities.

            The Company shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Securities shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depository, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Initial Purchasers may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

      (d)   Delivery of Offering Memorandum to the Initial Purchasers.

            Not later than 12:00 p.m. on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering

      Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

      (e)   Initial Purchasers as Qualified Institutional Buyers.

            Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501 under the Securities Act (an "Accredited Investor").

SECTION 3.  Additional Covenants.

            The Company and, as applicable, each of the Guarantors, jointly and severally, further covenant and agree with each Initial Purchaser as follows:

      (a)   Initial Purchasers' Review of Proposed Amendments and Supplements.

            Prior to amending or supplementing the Offering Memorandum (including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act), the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

      (b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.

            If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3 hereof), file with the Commission, if necessary and proper, and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

            Following the consummation of the Exchange Offer or the effectiveness of an applicable shelf registration statement and for so long as the Securities are outstanding if, in the reasonable judgment of the Initial Purchasers, the Initial Purchasers or any of their affiliates (as such term is defined in the rules and regulations under the Securities
      Act) are required to deliver a prospectus in connection with sales of, or market-making activities with respect to, such securities, (A) to periodically amend the applicable registration statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchasers with copies of each amendment or supplement filed and such other documents as the Initial Purchasers may reasonably request.

            The Company and each Guarantor hereby expressly acknowledges that the indemnification and contribution provisions of Sections 8 and 9 hereof are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 3(b).

      (c)   Copies of the Offering Memorandum.

            The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

      (d)   Blue Sky Compliance.

            The Company and each Guarantor shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities. Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

      (e)   Use of Proceeds.

            The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption "Use of Proceeds" in the Offering Memorandum.

      (f)   No Reportable Transaction

            In the event that any of the Parent, the Company or its subsidiaries determines to take any action inconsistent with Section 1(w)(iii) of this Agreement, the Company shall promptly notify the Initial Purchasers.

      (g)   The Depositary.

            The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

      (h)   Additional Issuer Information.

            If at any time neither the Company nor the Parent is subject to
      Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and prospective purchasers of Securities, information ("Additional Issuer Information") satisfying the requirements of subsection (d)(4) of Rule 144A. At any time when the Company or the Parent is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it, or if the Parent is a Guarantor, the Parent will file the reports required to be filed by it under the Securities Act and Section 13(a) and 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder.

      (i)   Future Reports to the Initial Purchasers.

            For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to Banc of America Securities LLC:
      (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company, or if the Parent is a Guarantor, the Parent, containing the balance sheet of the Company or the Parent, as applicable, as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's, or the Parent's, as applicable, independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company, or the Parent, as applicable, with the Commission, the Nasdaq Stock Market ("NASD") or any securities exchange, if any; and (iii) as soon as available, copies of any report or communication of the Company, or the Parent, as applicable, mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

      (j)   No Integration.

            The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

      (k)   Legended Securities.

            Each certificate for a Note will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

      (l) PORTAL.

            The Company will use its best efforts to cause the Notes to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the "PORTAL market").

      (m) Future Agreement Not to Offer or Sell Additional Securities.

            During the period of 180 days following the date of the Offering Memorandum, none of the Company or any Guarantor will, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "put equivalent position" within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor substantially similar to the Securities or securities exchangeable for or convertible into debt securities of the Company or any Guarantor substantially similar to the Securities (other than as contemplated by this Agreement and to register the Exchange Securities).

      (n) Rating of Securities.

            The Company and the Guarantors shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of The McGraw-Hill, Inc. Companies ("S&P"), and Moody's Investor Services, Inc. ("Moody's") to provide their respective credit ratings to the Securities at or prior to the time of their initial issuance.

SECTION 4. Payment of Expenses.

            The Company and the Guarantors jointly and severally agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation; (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs);
(ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers; (iii) all fees and expenses of the Company's and the Guarantors' counsel, independent public or certified public accountants and other advisors; (iv) all costs and expenses incurred in connection with the preparation, printing. filing, shipping and distribution of each preliminary Offering Memorandum and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the New Senior Secured Credit Facility and the Notes and the Guarantees; (v) all filing fees, attorneys' fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of all or any part of the Securities for offer and sale under the Blue Sky laws and, if requested by the Initial Purchasers, preparing and printing a "Blue Sky Survey" or memorandum, and any supplements thereto, advising the Initial Purchasers of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market; (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the

Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for "book-entry" transfer; and (x) the performance by the Company and the Guarantors of their respective other obligations under this Agreement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.  Conditions of the Obligations of the Initial Purchasers.

            The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

      (a)   Accountants' Comfort Letter.

            On the date hereof, the Initial Purchasers shall have received from the Independent Accountants a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountant's "comfort letters" to the Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72 and 76 (or any successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in the Offering Memorandum.

      (b)   No Material Adverse Change or Ratings Agency Change.

            For the period from and after the date of this Agreement and prior to the Closing Date:

            (i) in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

            (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436 under the Securities Act.

      (c)   Opinions of Counsel for the Company and the Guarantors.

            On the Closing Date, the Initial Purchasers shall have received the favorable opinion of each of (i) Moore & Van Allen PLLC, counsel for the Company dated as of such Closing Date, the form of which is attached as Exhibit A, (ii) Moore & Van Allen, PLLC, counsel for the Guarantors organized under the laws of North Carolina and Delaware dated as of such Closing Date, the form of which is attached as Exhibit B, (iii) Snell & Wilmer, LLP, counsel for the Guarantors organized under the laws of Arizona dated as of such Closing Date, the form of which is attached as Exhibit C, (iv) Phillip D. Song, Vice President and General Counsel for the Company and the Guarantors dated as of the such Closing Date, the form of which is attached as Exhibit D, (v) Winston & Strawn LLP, special New York counsel for the Company and the Guarantors dated as of such Closing Date, the form of which is attached as Exhibit E, and (vi) Reed Smith LLP, special regulatory counsel to the Company dated as of such Closing Date, the form of which is attached as Exhibit F.

      (d)   Opinion of Counsel for the Initial Purchasers.

            On the Closing Date, the Initial Purchasers shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

      (e)   Officers' and Managers' Certificates.

            On the Closing Date, the Initial Purchasers shall have received a written certificate executed by (A) the Chairman of the Board, Chief Executive Officer or President and the Chief Financial Officer or Chief Accounting Officer of each of the Parent, the Company and MedCath Incorporated; (B) the President and Vice President of each Guarantor organized as a corporation (other than the Parent and MedCath Incorporated); and (C) all of the managers of each Guarantor organized as a limited liability company, in each of (A), (B) and (C) above, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this
      Section 5, and further to the effect that:

            (i) for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

            (ii) the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

            (iii) the Company and the Guarantors have each complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

      (f)   Bring-down Comfort Letter.

            On the Closing Date, the Initial Purchasers shall have received from each of the Independent Accountants, a letter dated such date, in form and substance satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

      (g)   PORTAL Listing.

            At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

      (h)   Registration Rights Agreement.

            The Company and each of the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

      (i)   Concurrent Transactions.

            On or before the closing of the transaction contemplated by this Agreement, the Company shall have executed the agreement for the New Senior Secured Credit Facility in the form described in the Offering Memorandum and all of the conditions to borrowing thereunder shall have been satisfied in accordance with the terms thereunder.

      (j)   Additional Documents.

            On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

            If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6.  Reimbursement of Initial Purchasers' Expenses.

            If this Agreement is terminated by the Initial Purchasers pursuant to Section 5, or if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.  Offer, Sale and Resale Procedures.

            The Initial Purchasers, on the one hand, and the Company and each of the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

            (i) Offers and sales of the Securities will be made only by the Initial Purchasers or their Affiliates qualified to do so in the jurisdictions in which such offers or sales are made and only upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each such offer or sale shall only be made to (A) persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act), or (B) non-U.S. persons outside the

      United States to whom the offeror or seller reasonably believes offers and sales of Securities may be made in reliance upon regulations under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

            (ii) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities
      Act) will be used in the United States in connection with the offering of the Securities.

            (iii) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear the legend set forth in the Offering Memorandum under the caption "Notice to Investors":

Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.

SECTION 8.  Indemnification.

      (a)   Indemnification of the Initial Purchasers.

            Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers and employees, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company or any Guarantor contained herein; or (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; or (iv) upon any act or failure to act or any alleged Act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i), (ii) or (iii) above, provided that the Company shall not be liable under this clause
      (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct and to reimburse each Initial Purchaser and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Initial Purchaser or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that the Company or the Guarantors may otherwise have.

      (b)   Indemnification of the Company, its Directors and Officers.

            Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and each of their directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Guarantors or any such director, or controlling person may become subject under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use therein; and to reimburse the Company, the Guarantors or any such director or controlling person for any legal and other expenses reasonably incurred by the Company, the Guarantors, or any such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company and the Guarantors hereby acknowledge that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the third paragraph on page ii of the Offering Memorandum concerning stabilization by the Initial Purchasers and in the third sentence of the seventh paragraph and the ninth paragraph under the caption "Plan of Distribution" in the Offering Memorandum; and the Initial Purchasers confirm that such statements are correct. The indemnity agreement set forth in this Section 8 shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

      (c)   Notifications and Other Indemnification Procedures.

            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
      Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (Banc of America Securities LLC in the case of Section 8 and Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

      (d)   Settlements.

            The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8 hereof, the indemnifying party agrees that (i) it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and
      (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suitor proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suitor proceeding.

SECTION 9.  Contribution.

            If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (1) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company or the Guarantors, and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities. The relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material factor omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Guarantors, on the one hand, or the Initial Purchasers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to corrector prevent such statement or omission.

            The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

            The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

            Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser's in connection with the Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.

            For purposes of this Section 9, each director, officer and employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or any Guarantor.

SECTION 10.  Termination of this Agreement.

            Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time: (i) trading or quotation in any of the Company's or any Guarantor's securities shall have been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, North Carolina or Delaware authorities;
(iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company or any Guarantor shall have sustained a loss by strike, the, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

            Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or any Guarantor to any Initial Purchaser except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company or any Guarantor, or (c) any party hereto to any other party except that the provisions of Section 8 and
Section 9 shall at all times be effective and shall survive such termination.

SECTION 11.  Representations and Indemnities to Survive Delivery.

            The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors, of their respective officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or the Company or the Guarantors or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 12.  Notices.

            All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

         Banc of America Securities LLC
         9 West 57th Street, 6th Floor
         New York, NY 10019
         Facsimile:    (212) 847-6441
         Attention:    High Yield Capital Markets

with a copy to:

         Shearman & Sterling LLP
         599 Lexington Avenue
         New York, NY 10022
         Facsimile:    (212) 848-7179
         Attention:    Marwan Elaraby, Esq.

If to the Company or the Guarantors:

         MedCath Corporation
         10720 Sikes Place
         Suite 300
         Charlotte, NC  28277
         Facsimile:    (704) 705-5035
         Attention:    J. Arthur Parker

with a copy to:

         Moore & Van Allen PLLC
         100 N. Tryon, Suite 4700
         Charlotte, NC  28202
         Facsimile:    (704) 331-1159
         Attention:    Hal A. Levinson, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 13.  Successors.

            This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 14.  Partial Unenforceability.

            The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.  Governing Law Provisions.

      (a)   Governing Law.

            THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

      (b)   Consent to Jurisdiction.

            Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the "Specified Courts"), and each party irrevocably submits to the non-exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 16.  Default of One or More of the Several Initial Purchasers.

            If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchasers, to purchase the Securities which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If any one or more of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Initial Purchasers or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

            As used in this Agreement, the term "Initial Purchaser" shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16. Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 17.  General Provisions.

            This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                  Very truly yours,

                                  MEDCATH CORPORATION
                                  MEDCATH HOLDINGS CORP.

                                  By: /s/ John T. Casey
                                     -----------------------------------------
                                     Name: John T. Casey
                                     Title: President

Purchase Agreement MedCath

                                  AHH MANAGEMENT, INC.
                                  AUSTIN MOB, INC.
                                  DTO MANAGEMENT, INC.
                                  HHBF, INC.
                                  HARLINGEN HOSPITAL MANAGEMENT, INC.
                                  HARLINGEN PARTNERSHIP HOLDINGS, INC.
                                  HOSPITAL MANAGEMENT IV, INC.
                                  LAFAYETTE HOSPITAL MANAGEMENT, INC.
                                  LOUISIANA HOSPITAL MANAGEMENT, INC.
                                  MEDCATH OF ARKANSAS, INC.
                                  MEDCATH CARDIOLOGY CONSULTING &
                                   MANAGEMENT, INC.
                                  MEDCATH INCORPORATED
                                  MEDCATH OF TEXAS, INC.
                                  MILWAUKEE HOSPITAL MANAGEMENT, INC.
                                  NM HOSPITAL MANAGEMENT, INC.
                                  SAN ANTONIO HOLDINGS, INC.
                                  SAN ANTONIO HOSPITAL MANAGEMENT, INC.
                                  SIOUX FALLS HOSPITAL MANAGEMENT, INC.
                                  SOUTHERN ARIZONA HEART, INC.
                                  VENTURE HOLDINGS, INC.

                                  By: /s/ John T. Casey
                                     ---------------------------------
                                           Name:    John T. Casey
                                           Title:   President

Purchase Agreement MedCath

                                  INTERIM DIAGNOSTICS SOLUTIONS, LLC
                                  MEDCATH DIAGNOSTICS, LLC
                                  MEDCATH FINANCE COMPANY, LLC
                                  MEDCATH NUCLEAR SERVICES, LLC
                                  METUCHEN NUCLEAR MANAGEMENT, LLC

                                  By:/s/ John T. Casey
                                     -----------------------------------------
                                     Name: John T. Casey
                                     Title: Manager

                                  By: /s/ James E. Harris
                                     -----------------------------------------
                                     Name: James E. Harris
                                     Title: Manager

                                  HEART RESEARCH CENTERS
                                  INTERNATIONAL, LLC

                                  By: MEDCATH DIAGNOSTICS, LLC

                                  By: /s/ John T. Casey
                                     ------------------------------------------
                                     Name: John T. Casey
                                     Title: Manager

                                  By: /s/ James E. Harris
                                     -------------------------------------------
                                     Name: James E. Harris
                                     Title: Manager

Purchase Agreement MedCath

            The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN SECURITIES INC.

By: Banc of America Securities LLC

By: /s/ Bruce Thompson
    -----------------------------
    Name: Bruce Thompson
    Title: Managing Director

Purchase Agreement

                                   SCHEDULE A

                                                                   Aggregate Principal
Initial Purchasers                                                  Amount of Notes to
------------------                                                     be Purchased
                                                                   --------------------
Banc of America Securities LLC................................         $ 57,000,000
Wachovia Capital Markets, LLC.................................           43,500,000
Citigroup Global Markets Inc..................................           30,000,000
J.F. Morgan Securities Inc....................................           19,500,000

                    Total.....................................         $150,000,000

                                   SCHEDULE B

                               List of Guarantors


       GUARANTOR                                  JURISDICTION OF INCORPORATION         LOCAL COUNSEL
       ---------                                  -----------------------------         -------------
AHH Management, Inc.                                      North Carolina             Moore & Van Allen PLLC
Austin MOB, Inc.                                          North Carolina             Moore & Van Allen PLLC
DTO Management, Inc.                                      North Carolina             Moore & Van Allen PLLC
HHBF, Inc.                                                North Carolina             Moore & Van Allen PLLC
Harlingen Hospital Management, Inc.                       North Carolina             Moore & Van Allen PLLC
Harlingen Partnership Holdings, Inc.                        Arizona                    Snell & Wilmer LLP
Heart Research Centers International, LLC                 North Carolina             Moore & Van Allen PLLC
Hospital Management IV, Inc.                              North Carolina             Moore & Van Allen PLLC
Interim Diagnostic Solutions, LLC                         Delaware                   Moore & Van Allen PLLC
Lafayette Hospital Management, Inc.                       North Carolina             Moore & Van Allen PLLC
Louisiana Hospital Management, Inc.                       North Carolina             Moore & Van Allen PLLC
MedCath of Arkansas, Inc.                                 North Carolina             Moore & Van Allen PLLC
MedCath Cardiology Consulting & Management, Inc.            Arizona                    Snell & Wilmer LLP
MedCath Corporation                                         Delaware                 Moore & Van Allen PLLC
MedCath Diagnostics, LLC                                  North Carolina             Moore & Van Allen PLLC
MedCath Finance Company LLC                               North Carolina             Moore & Van Allen PLLC
MedCath Incorporated                                      North Carolina             Moore & Van Allen PLLC
MedCath Nuclear Services, LLC                             North Carolina             Moore & Van Allen PLLC
MedCath of Texas, Inc.                                    North Carolina             Moore & Van Allen PLLC
Metuchen Nuclear Management, LLC                            Delaware                 Moore & Van Allen PLLC
Milwaukee Hospital Management, Inc.                       North Carolina             Moore & Van Allen PLLC
NM Hospital Management, Inc.                              North Carolina             Moore & Van Allen PLLC
San Antonio Holdings, Inc.                                  Arizona                    Snell & Wilmer LLP
San Antonio Hospital Management, Inc.                     North Carolina             Moore & Van Allen PLLC
Sioux Falls Hospital Management, Inc.                     North Carolina             Moore & Van Allen PLLC
Southern Arizona Heart, Inc.                              North Carolina             Moore & Van Allen PLLC
Venture Holdings, Inc.                                      Arizona                    Snell & Wilmer LLP

                                   SCHEDULE C

                              List of Subsidiaries

MHI, Inc.
MedCath Intermediate Holdings, Inc.
MedCath Incorporated
ANN Management, Inc.
Arizona Heart Hospital, LLC
Austin MOB, Inc.
Blue Ridge Cardiology Services, LLC
Caldwell Cardiology Services, LLC
Cape Cod Cardiology Services, LLC
Center for Cardiac Sleep Medicine, LLC
Central Park Medical Office Building, L.P.
Colorado Springs Cardiology Services, LLC
DTO Management, Inc.
Gaston Cardiology Services, LLC
Greensboro Heart Center, LLC
Harlingen Hospital Management, Inc.
Harlingen Medical Center, L.P.
Harlingen Partnership Holdings, Inc.
Heart Hospital IV, L.P.
Heart Hospital of BK, LLC
Heart Hospital of DTO, LLC
Heart Hospital of Lafayette, LLC
Heart Hospital of New Mexico, LLC
Heart Hospital of San Antonio, LP
Heart Hospital of South Dakota, LLC
Heart Research Centers International, LLC
Heart South Imaging II, LLC
HHBF,Inc.
H&S Land Company, LLC
Hospital Management IV, Inc.
Hospital Pharmacy of Bakersfield, Inc.
Interim Diagnostic Solutions, LLC
Lafayette Hospital Management, Inc.
Louisiana Hospital Management, Inc.
Louisiana Heart Hospital, LLC
MedCath Cardiology Consulting & Management, Inc.
MedCath Diagnostics, LLC
MedCath Finance Company, Inc.
MedCath Management of Ohio, Inc.
MedCath of Arkansas, Inc.
MedCath of Little Rock, LLC
MedCath of McAllen, L.P.
MedCath of New Jersey Cardiac Testing Centers, LP
MedCath of Texas, Inc.
MedCath of Tucson, LLC
MedCath Nuclear Services, LLC
Metuchen Nuclear Management, LLC

Milwaukee Hospital Management, Inc.
NM Hospital Management, Inc.
San Antonio Holdings, Inc.
San Antonio Hospital Management, Inc.
Sioux Falls Hospital Management, Inc.
Slidell-Covington Heart Center, LLC
Southern Arizona Heart, Inc.
Sun City Cardiac Center Associates
The Heart Hospital of Milwaukee, LLC
Venture Holdings, Inc.
Wilmington Heart Center, LLC
WMS Management Inc.